Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

LUCID GROUP, INC.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share (“common stock”)	Other	85,712,679(2)	$7.27	$623,131,176.33	0.00011020	$68,669.06
	Equity	Preferred stock
	Equity	Depositary shares
	Debt	Debt securities
	Other	Warrants
	Other	Purchase contracts
	Other	Units
	Unallocated (Universal) Shelf	-
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$623,131,176.33		$68,669.06
	Total Fees Previously Paid							-
	Total Fee Offsets(5)							-
	Net Fee Due							$68,669.06

(1)	In the event of a stock split, stock dividend or similar transaction involving the registrant’s common stock, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents an aggregate of 85,712,679 shares of common stock issued to Ayar Third Investment Company (“Ayar”) pursuant to the Subscription Agreement, dated as of November 8, 2022 between the Company and Ayar.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices of the Registrant’s common stock on The Nasdaq Global Select Market on May 2, 2023.

(4)	Rounded to the nearest cent.

(5)	The Registrant does not have any fee offsets.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(6)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common stock	44,350,000(7)	$510,025,000.00(8)	S-1	333-258348	08/24/2021
Equity	Common stock	1,076,235,267(9)	$25,345,340,537.85(10)	S-1	333-258348	08/24/2021
Other	Warrants to purchase shares of common stock	7,221,921(11)	-	S-1	333-258348	08/24/2021
Equity	Common stock	-	$7,400,017,750	S-3	333-267147	09/02/2022

(6)	Pursuant to Rule 416 under the Securities Act, the amount of securities previously registered includes such indeterminate number of additional securities that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(7)	Consists of an aggregate of 44,350,000 shares of common stock, consisting of (a) 42,850,000 shares of common stock issuable upon exercise of the Private Placement Warrants (as defined herein) by the holders thereof and (b) 1,500,000 shares of common stock issuable upon exercise of the Working Capital Warrants (as defined herein) by the holders thereof.

(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based on the exercise price of $11.50 of the Private Placement Warrants and Working Capital Warrants.

(9)	Consists of 1,076,235,267 shares of common stock registered for resale by the Selling Securityholders (as defined herein), including issued and outstanding shares of common stock, shares of common stock subject to vesting and/or exercise of the assumed Legacy Lucid Awards (as defined herein), and shares of common stock issuable upon exercise of certain Private Placement Warrants.

(10)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $23.55 per share, which is the average of the high and low prices of shares of common stock on July 23, 2021 on the New York Stock Exchange.

(11)	Represents the resale of 7,221,921 Private Placement Warrants held by certain of the Selling Securityholders.

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